Exhibit 99.1

Elastic Announces Intent to Acquire Endgame

Proposed acquisition will add Endgame’s endpoint security product into the Elastic Stack; joint product development and go-to-market will extend Elastic’s existing SIEM efforts

MOUNTAIN VIEW, Calif. 05 June 2019

Elastic N.V. (NYSE: ESTC), the company behind Elasticsearch and the Elastic Stack, today announced that it has entered into a definitive agreement to acquire Endgame, Inc. (“Endgame”) a security company focused on endpoint prevention, detection, and response. Under the terms of the agreement, which has been approved by the boards of directors of both companies, Elastic will acquire Endgame for a total purchase price of $234 million, subject to customary adjustments. The purchase price will be paid through the issuance of Elastic stock, the assumption of outstanding equity awards and the repayment of outstanding indebtedness, which currently amounts to $14 million.

The proposed acquisition will further advance Elastic’s ability to offer a comprehensive security solution focused on endpoint security and integrated with Elastic’s existing SIEM efforts. Endgame is used by enterprises and government agencies for endpoint prevention, detection, and response (EPP + EDR). In combination with Elastic’s SIEM efforts, Endgame’s EDR and EPP capabilities will help organizations extend threat hunting to the endpoint.

For more detail on the proposed acquisition, refer to this blog.

Timing and Approvals

The acquisition is expected to close during Elastic’s fiscal third quarter, subject to the satisfaction of regulatory approvals and other customary closing conditions. Pursuant to Dutch law, closing of this transaction is subject to a shareholder vote. A shareholders meeting of Elastic shareholders will be convened to approve this transaction.

Quotes:

Shay Banon, CEO and Founder of Elastic: “It’s been a humbling experience to get know the Endgame team. We are very aligned on a go-to-market strategy and building solutions that combine our search technology with Endgame’s endpoint product to give users the best possible threat hunting, SIEM and endpoint experience. We are excited for the opportunity to join forces with Endgame and welcome the Endgame team to Elastic and our community.”

Nate Fick, CEO of Endgame: “We’ve built an Endpoint security platform that simplifies security so that all organizations can prevent, detect, and respond to attacks. It’s been wonderful to see the impact our product is having on the organizations using it, from successfully stopping targeted attacks, reducing time to detect attacks, and cutting operational costs. By joining forces with Elastic, we will be able to take our endpoint platform to another level, integrate with their SIEM efforts, and give users everywhere in the world a complete security solution.”

Jamie Butler, CTO of Endgame: “In information security, nothing is more critical to comprehensive protection than access to rich, actionable data in real-time. The combined force of Elastic’s powerful search technology and Endgame’s award-winning endpoint security offering gives customers unparalleled insight into their data for maximum protection. Both organizations share a commitment to openness, transparency, and user enablement, making this an exciting opportunity for both our employees and for the joint user community. We believe the combination of our solutions will change how the world thinks about data, analytics, and security.”

About Endgame

Endgame makes endpoint protection as simple as anti-virus. Leveraging advanced machine learning technology, Endgame enables security operators of any skill level to deliver full-force protection, stopping everything from ransomware, to phishing, and targeted attacks. Endgame is the only endpoint security platform to offer a unique hybrid architecture that delivers both cloud administration and data localization that meets industry, regulatory, and global compliance requirements. The US military as well as some of the world’s largest commercial organizations rely on Endgame to protect their people, technology and mission, globally.

About Elastic

Elastic is a search company. As the creators of the Elastic Stack (Elasticsearch, Kibana, Beats, and Logstash), Elastic builds self-managed and SaaS offerings that make data usable in real time and at scale for use cases like application search, site search, enterprise search, logging, APM, metrics, security, business analytics, and many more.

Elastic and associated marks are trademarks or registered trademarks of Elastic N.V. and its subsidiaries. All other company and product names may be trademarks of their respective owners.

Additional Information and Where to Find It

Elastic N.V. (“Elastic”) plans to file with the Securities and Exchange Commission (the “SEC”), and the parties plan to furnish to the security holders of Endgame, Inc. (“Endgame”) and Elastic, a Registration Statement on Form S-4, which will constitute a prospectus of Elastic and will include a proxy statement of Elastic in connection with the proposed merger of Avenger Acquisition Corp., a Delaware corporation and a direct wholly-owned subsidiary of Elastic (“Merger Sub”) with and into Endgame (the “Merger”), whereupon the separate corporate existence of Merger Sub shall cease and Endgame shall continue as the surviving corporation of the Merger as a direct wholly-owned subsidiary of Elastic. The prospectus/proxy statement described above will contain important information about Elastic, Endgame, the proposed Merger and related matters. Investors and security holders are urged to read the prospectus/proxy statement carefully when it becomes available. Investors and security holders will be able to obtain free copies of these documents and other documents filed with the SEC by Elastic through the website maintained by the SEC at www.sec.gov. In addition, investors and security holders will be able to obtain free copies of these documents from Elastic by contacting Elastic’s Investor Relations by telephone at +1 (650) 695-1055 or by e-mail at ir@elastic.co, or by going to Elastic’s Investor Relations page at ir.elastic.co and clicking on the link titled “SEC Filings” under the heading “Financials.” These documents may also be obtained, without charge, by contacting Endgame’s COO and General Counsel by telephone at +1 (703) 650-1264 or by e-mail at dsaelinger@endgame.com.

The respective directors and executive officers of Endgame and Elastic may be deemed to be participants in the solicitation of proxies from the security holders of Elastic in connection with the proposed Merger. Information regarding the interests of these directors and executive officers in the transaction described herein will be included in the prospectus/proxy statement described above. Additional information regarding Elastic’s directors and executive officers is included in Elastic’s proxy statement for its Extraordinary General Meeting of Shareholders, which was filed with the SEC on March 28, 2019. This document is available from Elastic free of charge as described in the preceding paragraph.

Forward-Looking Statements

This press release contains forward-looking statements which include but are not limited to: Elastic’s ability to offer a comprehensive security solution focused on endpoint security and integrated with Elastic’s existing security efforts; Endgame’s EDR and EPP capabilities, in combination with Elastic’s security efforts, will help organizations extend threat hunting to the endpoint; the benefit to Elastic customers of deploying Endgame’s product; the benefit to Endgame customers of deploying the Elastic Stack; our ability to successfully integrate our products, technologies and businesses; the ability to use Elastic search technology in combination with Endpoint data; our ability to successfully align our product roadmaps and go-to-market strategy; customer acceptance of our combined product lines and the value proposition of our combination; the future conduct and growth of our business and the markets in which we operate; our ability to obtain necessary regulatory approvals to close the Merger; our ability to obtain shareholder approval for the Merger; and the expected timing of the proposed Merger. These forward-looking statements are subject to the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. Our expectations and beliefs regarding these matters may not materialize. Actual outcomes and results may differ materially from those contemplated by these forward-looking statements as a result of uncertainties, risks, and changes in circumstances, including but not limited to risks and uncertainties related to: the ability of the parties to consummate the proposed Merger, satisfaction of closing conditions precedent to the consummation of the proposed Merger, potential delays in consummating the Merger, and the ability of Elastic to timely and successfully achieve the anticipated benefits of the Merger. Additional risks and uncertainties that could cause actual outcomes and results to differ materially from those contemplated by the forward-looking statements are included under the caption “Risk Factors” and elsewhere in our most recent filings with the SEC, including our Quarterly Report on Form 10-Q for the fiscal quarter ended January 31, 2019 and any subsequent reports on Form 10-K, Form 10-Q or Form 8-K filed with the SEC. SEC filings are available on the Investor Relations section of Elastic’s website at ir.elastic.co and the SEC’s website at www.sec.gov. Elastic assumes no obligation to, and does not currently intend to, update any such forward-looking statements after the date of this release, except as required by law.

Contact Information

Deborah Wiltshire

Elastic Corporate Communications

press@elastic.co